4: SECURITIES AND EXCHANGE COMMISSION

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2000

TRISM, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-23210	13-3491658
(State or Other Jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4174 Jiles Road, Kennesaw, Georgia 30144
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (770) 795-4600

Item 5. Other Events

Attached hereto as Exhibit A and incorporated herein by this reference is a copy of a press release issued October 19, 2000 concerning the resignation, of Edward L. McCormick as Chairman of the Board of Directors, President and Chief Executive Officer effective October 18, 2000, and, as an unrelated event, the resignation of James G. Overley as Executive Vice President, Chief Financial Officer and Treasurer, effective October 26, 2000.

The Company has engaged the services of Kirkland Messina to provide interim management services to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trism, Inc.

Dated: October 23, 2000	By: /s/	Ralph S. Nelson
Ralph S. Nelson
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.

       Press Release issued October 19, 2000

TRISM, Inc. Announces Internal Changes

     ATLANTA, Oct. 19 /PRNewswire/ -- TRISM, Inc. (OTC Bulletin Board: TSMX.OB)
announced today that Edward L. McCormick has resigned as the Chairman of the
Board, President and Chief Executive Officer of the Company to pursue other interests.
     The Board has engaged Kirkland Messina, Inc., a Los Angeles based financial advisory firm, to provide interim management assistance and advice while the Board seeks a replacement for Mr. McCormick. Mr. Thomas P. Krasner, a Director of the Company, has been appointed Chairman of the Board.
     Unrelated to the foregoing matters, the Company said that James G. Overley has resigned as Executive Vice President, Treasurer and Chief Financial
Officer of the Company, effective October 26, 2000, in order to accept the position of Senior Vice President and Chief Financial Officer of Transit
Group, Inc. The Company has begun the search for a replacement for Mr.
Overley.
     TRISM, Inc. (http://www.trism.com ), headquartered in Kennesaw, GA., is the nation's leading transportation company specializing in the transportation of heavy weight, over-dimensional, environmental, and secured materials. The company operates a pool of more than 1,700 tractors and over 4,000 trailers throughout North America. The multiple specialized equipment in these fleets is designed to meet customers' varied transportation requirements.